Exhibit (11)(b)

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Forum Funds:

We consent to the use of our report dated July 21, 1998 for Small Cap Index Portfolio and Small Cap Value Portfolio, two series of Core Trust (Delaware) incorporated by reference herein and to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


                                                /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
November 9, 1998